STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 9, 2006

Job Number: C20060309-1705
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20060150276-39	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

By Judith M. Ventura
Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299

Entity # E0171822006-4
Document Number: 20060150276-39
Date Filed: 3/9/2006 1:15:16 PM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE

1. Name of Corporation:	KMA Global Solutions International, Inc.
2. Resident Agent Name and Street Address:	Corporate Creations Network Inc. Name 8275 South Eastern Avenue #200-47 — Las Vegas — Nevada — 89123 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares:	Number of shares with par value: 200,000,000 Par value: $ .001 Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees:	1. Jeffrey Reid Name 5570 A Kennedy Road — Mississauga — ON — L4Z 2A9 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose:	The purpose of this Corporation shall be: to conduct and promote any lawful business or purpose
6. Names, Address and Signature of Incorporator:	Lawrence Cohen, Esq. Name [signature] attorney in fact Signature Princeton Pike Corp. Center 997 Lenox Drive, Building 3 — Lawrenceville — NJ — 08648 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company 3/9/06 Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.**, did on March 9, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 9, 2006.

Dean Heller

DEAN HELLER
Secretary of State

By Judith M. Ventura
Certification Clerk

APPLICATION FOR AUTHORITY
OF

KMA Global Solutions International, Inc.
(Insert corporate name)

Under Section 1304 of the Business Corporation Law

Filed by: Lawrence Cohen, Esq.
(Name)
Fox Rothschild LLP, 997 Lenox Dr., Bldg. 3
(Mailing address)
Lawrenceville, New Jersey 08648
(City, State and Zip code)

Note: This form was prepared by the New York State Department of State for filing an application for authority for a business corporation. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that legal documents be prepared under the guidance of an attorney. The application must be submitted with a $225 filing fee. Checks should be made payable to the Department of State.